Exhibit 4.10

PISHPOSH, INC.

FIRST AMENDMENT TO WARRANT TO PURCHASE COMMON STOCK

THIS FIRST AMENDMENT, dated as of December 7, 2022 (this “Amendment”), to Warrant No. PA-1 to purchase 32,822 shares of PishPosh, Inc., a Delaware corporation (the “Company”) common stock (“Warrant 1”), dated as of September 13, 2022 and to Warrant No. PA-2 to purchase 4,861 shares of the Company’s common stock (“Warrant 2” and together with Warrant 1, the “Warrants”) dated as of September 22, 2022, in each case, issued by the Company to Boustead Securities LLC (the “Holder”). Each of Warrant 1 and Warrant 2 are sometimes referred to herein as a “Warrant.” When provisions herein apply to both or either the Company or the Holder, they sometimes are referred to as “Parties” or “Party.”

RECITALS

A.         On September 13, 2022, the Company issued to the Holder Warrant 1 and on September 22, 2022, the Company issued to the Holder Warrant 2.

B.         The Company and the Holder desire to amend the Warrants as set forth herein. This Amendment is being effected in accordance with Section 9 of each Warrant.

C.         Capitalized terms used herein shall have the respective meanings ascribed thereto in the Warrant, as amended by this Amendment, unless herein defined or the context shall otherwise require.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises hereinafter set forth and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the Parties hereby agree as follows:

1.           Amendment to Section 1(b). Section 1(b) of each Warrant is hereby deleted in its entirety and replaced with the following:

“(b) Exercise Price. For purposes of this Warrant, “Exercise Price” initially means $5.00, subject to further adjustment as provided herein

2.           Addition of Section 2A. The following shall be added to each Warrant as Section 2A, which in each case shall follow Section 2:

“2A.           PIGGYBACK REGISTRATION RIGHTS.

Whenever the Company proposes to register any shares of its common stock under the Act (other than (i) a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Act is applicable, or (ii) a registration statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the Shares issuable upon exercise of this Purchase Warrant for sale to the public, whether for its own account or for the account of one or more stockholders of the Company (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than ten (10) Business Days prior to the filing of such registration statement) to the Holder of the Company’s intention to effect such a registration and, subject to the remaining provisions of this Section 2(b), shall include in such registration such number of Shares underlying this Purchase Warrant (the “Registrable Securities”) that the Holders have (within ten (10) Business Days of the respective Holder’s receipt of such notice) requested in writing (including such number) to be included within such registration. If a Piggyback Registration is an underwritten offering and the managing underwriter advises the Company that it has determined in good faith that marketing factors require a limit on the number of shares of common stock to be included in such registration, including all Shares issuable upon exercise of this Purchase Warrant (if the Holder has elected to include such shares in such Piggyback Registration) and all other shares of common stock proposed to be included in such underwritten offering, the Company shall include in such registration (i) first, the number of shares of common stock that the Company proposes to sell and (ii) second, the number of shares of common stock, if any, requested to be included therein by selling stockholders (including the Holder) allocated pro rata among all such persons on the basis of the number of shares of common stock then owned by each such person. If any Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering. Notwithstanding anything to the contrary, the obligations of the Company pursuant to this Section 4.1 shall terminate on the earlier of (i) the fifth anniversary of the Effective Date and (ii) the date that Rule 144 would allow the Holder to sell its Registrable Securities during any ninety (90) day period. Except as otherwise provided in this Warrant, there shall be no limit on the number of times the Holder may request registration under this Section 2(b); provided, however, that such registration rights shall terminate on a date that is seven (7) years from the Effective Date.”

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3.          Amendment to Section 12.    Section 12 of each Warrant is hereby deleted in its entirety and replaced with the following:

“12.      TRANSFER RESTRICTIONS.         Notwithstanding anything to the contrary contained herein, the registered Holder of this Warrant agrees by his, her or its acceptance hereof, that such Holder will not for a period of one hundred eighty (180) days following the Effective Date: (a) sell, transfer, assign, pledge or hypothecate this Warrant to anyone other than: (i) Boustead Securities LLC (“Boustead”) or an underwriter, placement agent, or a selected dealer participating in the Offering, or (ii) a bona fide officer or partner of Boustead or of any such underwriter, placement agent or selected dealer, in each case in accordance with FINRA Conduct Rule 5110(e)(1), or (b) cause this Warrant or the securities issuable hereunder to be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of this Warrant or the securities hereunder, except as provided for in FINRA Rule 5110(e)(2). After 180 days after the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached as Exhibit C hereto duly executed and completed, together with the Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) Business Days transfer this Warrant on the books of the Company and shall execute and deliver a new Warrant or Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Warrant Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.”

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4.          Addition of Exhibit C. Exhibit C, which shall be in the form of Exhibit A hereto is hereby added to each Warrant.

5.           Miscellaneous.

(a)         Ratification. Each Party hereby consents to this Amendment and acknowledges and agrees that, except as expressly set forth in this Amendment, the terms, provisions and conditions of the Warrant are hereby ratified and confirmed and shall remain unchanged and in full force and effect without interruption or impairment of any kind.

(b)         Complete Agreement. The Warrant, as amended by this Amendment, and all other certificates, documents or instruments executed under the Warrant, as amended by this Amendment, together with the Schedules and Exhibits hereto and thereto, constitute the entire agreement between the Parties, and supersede all prior agreements and understandings, oral and written, between the Parties, with respect to the subject matter of the Warrant, as amended by this Amendment.

(c)         Amendment. This Amendment may not be amended or modified except in the manner specified for an amendment of or modification to the Warrant in Section 9 of the Warrant.

(d)         Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its principles of conflict of laws.

(e)         Counterparts. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but both of which when taken together shall constitute one and the same instrument.

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IN WITNESS WHEREOF each of the Company and the Holder has executed this Warrant effective as of the date first written above.

COMPANY:

PISHPOSH, INC.

By:	/s/ Jesse Sutton
Name:	Jesse Sutton
Title:	Chief Executive Officer

HOLDER:

BOUSTEAD SECURITIES, LLC

By:	/s/ Keith Moore
Name:	Keith Moore
Title:	Chief Executive Officer

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EXHIBIT C

[Form to be used to assign Purchase Warrant]

ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Warrant):

FOR VALUE RECEIVED,does hereby sell, assign and transfer unto the right to purchase shares of common stock, par value $0.000001 per share, of PishPosh, Inc., a Delaware corporation (the “Company”), evidenced by the Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated:                      , 20

Signature

Signature Guaranteed

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

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